EXHIBIT 10.32

          SIXTH AMENDMENT TO CREDIT AGREEMENT


THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this
Amendment) is entered into as of June 30, 1999 by and between AUTO-GRAPHICS, INC., a California corporation
(Borrower), and WELLS FARGO BANK, NATIONAL ASSOCIATION
(Bank).


                          RECITALS

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997 as amended from time to time (Credit Agreement).

B. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a Line of Credit in the maximum principal amount of One Million Two-Hundred Fifty Thousand
Dollars ($1,250,000.00) (Line of Credit) which is evidenced by that certain promissory note executed by Borrower in favor of Bank in the amount of the Line of Credit and dated as of May 12, 1997 (Prior Line of Credit
Note). The Line of Credit matured and became due and payable in full on June 1, 1999 and as of the date hereof, the outstanding principal balance under the Line of Credit is $191,807.04, plus accrued but unpaid interest.

C. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the maximum principal amount of Three Million Dollars ($3,000,000.00) (Equipment Line of Credit) which is evidenced by that certain promissory note executed by Borrower in favor of Bank in the amount of the Equipment Line of Credit and dated as of May 12, 1997 (Prior Equipment Line of Credit Note). The Equipment Line of Credit matured and become due and payable in full on June 1, 1999 and as of the date hereof, the outstanding principal balance under Equipment Line of Credit is $3,000,000.00, plus accrued but unpaid interest.

D. Pursuant to the Credit Agreement, Borrower remains indebted to Bank under a term loan in the original principal amount of Three Hundred Seventy-five Thousand Dollars ($375,000.00) (Term Loan) which is evidenced by that certain promissory note executed by Borrower in favor of Bank in the amount of the Term Loan and dated as of June 1, 1998 (Prior Term Note). As of the date hereof, the outstanding principal balance under the Term Note is $374,999.99, plus accrued but unpaid interest.

E. Borrower has requested that Bank extend the maturity dates of the Line of Credit and the Equipment Line of Credit and replace the Prior Term Note, and Bank has agreed to the foregoing subject to the terms and conditions set forth herein.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Credit Agreement shall be amended as follows to reflect said changes; provided, however, that nothing shall terminate any security interest or guaranties in favor of Bank and all such security interests and guaranties shall continue in full force and effect.

1. Section 1.1 (a) of the Credit Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)  Line of Credit.  Subject to
the terms and conditions of this
Agreement, Bank hereby agrees to make
advances to Borrower from time to time
up to and including June 1, 2000, not to exceed at any time the aggregate principal amount of One Million Dollars
($1,000,000.00), the proceeds of which
shall be used for working capital.
Borrower's obligation to repay advances
under the Line of Credit shall be
evidenced by a promissory note
substantially in the form of Exhibit A
attached hereto (Line of Credit Note),
all terms of which are incorporated
herein by this reference.

The foregoing change shall become effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change; provided, however, that outstanding advances under the Line of Credit heretofore provided Borrower by Bank in connection with the Prior Line of Credit Note shall be deemed outstanding advances under the Line of Credit Note in effect hereby.

2. Section 1.2 (a) of the Credit Agreement is hereby amended by deleting June 1, 1999 as the last day on which Bank will make advances under the Equipment Line of Credit, and by substituting for said date June 1, 2000, with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit B attached hereto (which promissory note shall replace and be deemed the Equipment Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change; provided, however, that all outstanding advances under the Equipment Line of Credit heretofore provided Borrower by Bank in connection with the Prior Equipment Line of Credit Note shall be deemed outstanding advances under the Equipment Line of Credit Note in effect hereby.

3. Borrower's obligation to repay the outstanding principal balance under Term Loan shall be evidenced by a new promissory note substantially in the form of Exhibit C attached hereto (which promissory note shall replace the Prior Term Note and be deemed the Term Note defined in and made pursuant to Section 1.3 of the Credit Agreement) with such change to be effective upon Borrower's execution and delivery of the new promissory note and all other contracts, instruments and documents and documents required by Bank to evidence such change.

4. Section 1.7 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

1.7. GUARANTEES.  All indebtedness
of Borrower to Bank shall be guaranteed
by Robert S. Cope in the principal
amount of up to $4,375,000.00, as
evidenced by and subject to the terms of a guaranty in form and substance satisfactory to Bank.

All indebtedness of Borrower to
Bank shall continue to be guaranteed by
A-G Canada pursuant to the terms of that certain Guaranty in favor of Bank executed by A-G Canada and dated as of October 31, 1997.

5. Section 4.8 (a) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

(a)  EBITDA not less than
$270,000.00 per fiscal quarter, measured each fiscal quarter end and fiscal year end, on a cumulative basis, with EBITDA defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

6. Section 4.8 (b) of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

(b)  Operating Income not less than $1.00
per fiscal quarter, measured each fiscal quarter end and fiscal year end, on a cumulative basis, with Operating Income defined as net sales, less cost of sales, sales and administrative expenses and excluding expenses paid or incurred in connection with raising New Capital. As used herein, New Capital shall mean cash and cash equivalents received and deposited by Borrower on or after June 30, 1999 in the form of a capital contribution in immediately available funds (prior to the deduction of any and all selling commissions and other costs and expenses, including legal fees attributable to the offering).

7.  A new Section 4.8 (c) is hereby added to the Credit
Agreement, as follows:

(c) Tangible Net Worth shall not be less than $1,573,000.00 as of each fiscal quarter end and as of fiscal year end, with Tangible Net
Worth defined as the aggregate of total
stockholders' equity plus subordinated debt less any intangible assets. For purposes of this Agreement, capitalized software development and acquisition cost is considered a tangible asset.

8. Sections 4.8 (d) and 4.8(e) of the Credit Agreement are hereby deleted in their entirety.

9. The following is hereby added to the Credit Agreement as Section 4.11:

SECTION 4.11.	WAIVER.  Borrower hereby
waives all of its rights under California Civil
Code Section 2822, which provides as follows:

(a)  The acceptance, by a creditor, of
anything in partial satisfaction of an
obligation, reduces the obligation of a
surety thereof, in the same measure as
that of the principal, but does not
otherwise affect it.  However, if the
surety is liable upon only a portion of
an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied.

(b)  For purposes of this section and Section
2819, an agreement by a creditor to accept from the principal debtor a sum less than the balance owed on the original obligation, without the prior consent of the surety and without any other change to the underlying agreement between the creditor and principal debtor, shall not exonerate the surety for the lesser sum agreed upon by the creditor and principal debtor.


10. Section 6.1(i) of the Credit Agreement is hereby deleted in its entirety.

11. Borrower shall pay to Bank, in immediately available funds, a non-refundable commitment fee in an amount equal to Forty Three-Thousand Seven-Hundred Fifty Dollars ($43,750.00) which fee shall be due in three installments as follows: (a) Fifteen Thousand Dollars ($15,000.00) shall be due and payable upon Borrower's execution and delivery to Bank of this Amendment; (b) Fifteen Thousand Dollars ($15,000.00) shall be due and payable thirty (30) days after Borrower's execution and delivery to Bank of this Amendment; and (c) Thirteen Thousand Seven Hundred Fifty Dollars ($13,750.00) shall be due and payable sixty (60) days after Borrower's execution and delivery to Bank of this Amendment. Borrower further acknowledges and agrees that the commitment fee shall be fully earned by Bank upon Borrower's execution and delivery to Bank of this Amendment.

12. The obligation of Bank to amend the terms and conditions of the Credit Agreement as set forth herein is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Bank shall have received, in form and substance satisfactory to Bank, each of the following:

          (i) This Amendment, the Line of Credit Note, Equipment Line of Credit and Term Note.
          (ii)  Certificate of Incumbency.
          (iii) Corporate Resolution: Borrowing.
          (iv)  Continuing Guaranty from Robert S. Cope.
          (v)   Guarantors Consent, Reaffirmation and
                General Release attached hereto (A-G Canada).
          (vi)  Guarantor's Consent and General Release
                attached hereto (Robert S. Cope).
          (vii) Such other documents as Bank may require
                under any other section of this Amendment.

     (b) Borrower shall have delivered to Bank all amounts due under Paragraph 11 (a) above.

13. General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower and each guarantor hereunder hereby agree as follows
(General Release):

   (a) Borrower and each guarantor hereunder, for itself and on behalf of its respective successors and assigns, do hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a Released Claim and collectively, the Released Claims), that Borrower or any guarantor hereunder now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower and each guarantor hereunder have executed and delivered this Amendment to Bank (hereafter, the Release
Date), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower or any guarantor hereunder, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

   (b) Borrower and each guarantor hereunder hereby acknowledge, represent and warrant to Bank as follows:

   (i) Borrower and such guarantor understand the meaning and effect of Section 1542 of the California Civil
Code which provides:

Section 1542.  GENERAL RELEASE; EXTENT.  A
GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

   (ii)  With regard to Section 1542 of the California
Civil Code, Borrower and each such guarantor agree to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower and each such guarantor hereby waive and release all rights and benefits which they might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c) Each person signing below on behalf of Borrower or any guarantor hereunder acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower or any such guarantor may have as of the Release Date. Borrower and each guarantor hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

(d) Borrower and each guarantor hereunder hereby specifically acknowledge and agree that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General
Release shall subject Borrower and each guarantor hereunder to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

    14. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit
Agreement shall be read together, as one document.

    15. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


AUTO-GRAPHICS, INC.             WELLS FARGO BANK,
                                  NATIONAL ASSOCIATION


By: ss/Robert S. Cope           By: ss/Darryl S. Hallie
Robert S. Cope                  Darryl S. Hallie
Title:_President/CEO            Vice President

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GUARANTOR'S CONSENT, REAFFIRMATION AND GENERAL RELEASE


     The undersigned guarantor of all indebtedness of Auto-
Graphics, Inc. to Wells Fargo Bank, National Association hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its Guaranty dated as of October 31, 1997; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Guaranty; (iv) reaffirms that its obligations under its Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan
Documents described therein; and (v) agrees to join in and be bound by all of the terms and provisions of the General
Release contained in Paragraph 13 thereof.


GUARANTOR:

A-G CANADA LTD.

By: ss/Robert S. Cope
Robert S. Cope
Title: Director

GUARANTOR'S CONSENT AND GENERAL RELEASE


     The undersigned guarantor of all indebtedness of Auto-Graphics, Inc. to Wells Fargo Bank, National Association hereby, subject to the terms and conditions of the Continuing Guaranty, including the Addendum thereto, executed concurrently herewith: (i) consents to the foregoing Amendment; and (ii) agrees to join in and be bound by all of the terms and provisions of the General Release contained in Paragraph 13 thereof.

GUARANTOR:



Robert S. Cope